Exhibit 23.2

Consent of KPMG LLP

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-36282 on Form S-8 of Rome Bancorp, Inc. of our report dated February 17, 2004, with respect to the Rome Bancorp, Inc. and subsidiary consolidated statements of income, shareholders’ equity and comprehensive income, and cash flows for the year ended December 31, 2003, which report has been incorporated by reference in the December 31, 2005 Annual Report on Form 10-K of Rome Bancorp, Inc.

/s/ KPMG LLP

Syracuse, New York
March 24, 2006